Exhibit 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57016) and in the Registration Statements on
Form S-8 (Nos. 33-50332 and 33-60550) of Alpha 1 Biomedicals, Inc. of our report dated March 29, 1996 appearing on page 19 of this Form 10-K.








PRICE WATERHOUSE LLP


Washington, DC
March 29, 1996